UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2020

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2020, certain stockholders of Windtree Therapeutics, Inc. (the “Company”), as holders of a majority of the voting power with respect to the outstanding common stock of the Company (the “Majority Holders”), approved the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) by written consent. The Company’s board of directors (the “Board”) previously approved the 2020 Plan on November 23, 2020, subject to stockholder approval.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, a Schedule 14C Information Statement was filed with the SEC on December 29, 2020 (the “Information Statement”) and was first sent or given to the stockholders of the Company on or about December 31, 2020. The 2020 Plan will become effective on January 20, 2021, which is 20 calendar days after the date the Information Statement was first sent or given to such stockholders.

The 2020 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units and (v) cash or other stock-based awards. Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2020 Plan. Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2020 Plan in connection with awards is the sum of (i) 1,535,500 plus (ii) an annual increase on January 1, 2022 and each anniversary thereafter through January 1, 2030, equal to the lesser of (A) 4% of the shares issued and outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares as determined by our Board (the “Share Pool”). Shares available for issuance under the Company’s 2011 Long-Term Incentive Plan (as amended) (the “Prior Plan”) and any shares that become available for issuance under the 2011 Plan following the effective date of the 2020 Plan in accordance with the terms of the 2011 Plan may be issued to Participants pursuant to the terms of the 2020 Plan.

The 2020 Plan will expire on December 24, 2030, which is ten years after the date the Majority Holders approved the 2020 Plan.

This description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the 2020 Plan, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K regarding the approval of the 2020 Plan by the Board and the Majority Holders is also responsive to this Item 5.07 and is incorporated by reference herein.

Such action by written consent of the Majority Holders was sufficient to approve and adopt the 2020 Plan without the affirmative vote or consent of any other stockholders of the Company. Accordingly, no other votes or consents were necessary to approve the 2020 Plan.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1	2020 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2020	WINDTREE THERAPEUTICS, INC.

	By:	/s/ Craig E. Fraser
Craig E. Fraser President and Chief Executive Officer